REAC Group, Inc.

8878 Covenant Avenue, Suite 209, Pittsburgh, PA.  15237  Phone: 724-656-8886

TERMINATED and CANCELLED AGREEMENT

April 21, 2017

This is a Terminated and Cancelled agreement between REAC GROUP, INC., a Florida corporation and PATRIOT BIOENERGY CORPORATION, a Kentucky corporation.

WHEREAS, the parties entered into an asset purchase agreement dated January 4, 2017 (the “Agreement”); and

WHEREAS, the parties have agreed to Terminate and Cancel the Asset Purchase Agreement signed and dated on January 4, 2017, including all financial, and other commitments, by the appropriate parties in the prior Agreement, as signed are now terminated, cancelled, null and void; and

NOW, THEREFORE, the parties agree as follows:

Defined Terms.  The defined terms in the Agreement will have the same meaning in this Terminated and Cancelled Agreement.

Closing.  The closing shall be on April 21, 2017, at which time the deliveries provided for herein shall be made. If no deliveries need be made, the closing shall occur upon execution of this Agreement.

REAC Common Stock.  The parties acknowledge that the 50,000 shares of REAC common stock were issued to Patriot Bioenergy Corporation and will remain with Patriot Bioenergy Corporation at this time.

The parties agree that the terms of the Agreement providing for the acquisition and asset purchase agreement of Patriot are terminated pursuant to this terminated and cancelled agreement.

Notices.  All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier addressed to the other party at the address as set forth below:

If to REAC GROUP, INC.

8878 Covenant Avenue, Suite 209

Pittsburgh, Pa.  15237

Attn: Robert DeAngelis

Email: Robert@reacgroupinc.com

If to Patriot Bioenergy Corporation:

237 2nd Street #5

Pikeville, Kentucky 41501

Attn: Roger Ford

Email: roger.ford@patriotbioenergy.com

Governing Law.  This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located within Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein.

Modification.  No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

Entire Agreement.  This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof. All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

REAC GROUP, INC.

	By:	/s/ ROBERT DEANGELIS
	Name:	Robert DeAngelis
	Its:	CEO

PATRTIOT BIOENERGY CORPORATION

	By:	/s/ ROGER FORD
	Name:	Roger Ford
	Its:	CEO